UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2016

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of Raymond L. Owens, Chief Investment Officer (CIO), and appointment of C. Brent Smith as co-CIO.
On November 29, 2016, Piedmont Office Realty Trust, Inc. (the "Registrant") announced that Raymond L. Owens will retire as CIO of the Registrant effective June 30, 2017.  C. Brent Smith will immediately assume the role of co-CIO and succeed Mr. Owens as CIO on June 30, 2017. Mr. Smith has been with the Registrant since July 2012 and prior to that was an executive director with Morgan Stanley's real estate investment banking division for eight years.
Mr. Owens will remain a consultant for the Registrant over the next three years, working with Mr. Smith and the rest the management team on select investment opportunities.  For the consulting services, Mr. Owens will be paid between $15,000-$20,000 per month and will be subject to customary restrictive covenants.
Mr. Owens will receive the accrued benefits he is entitled to under his employment agreement dated May 14, 2007 in connection with his retirement.  Mr. Owens time-vested deferred stock units will be fully vested on the date of his retirement and the Registrant will pay Mr. Owens' COBRA premiums for medical coverage for twelve months.
A copy of the press release announcing Mr. Owens’ retirement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated November 29, 2016 announcing the retirement of Raymond L. Owens as CIO of Piedmont Office Realty Trust, Inc. and appointment of C. Brent Smith as successor CIO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: November 29, 2016	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 29, 2016 announcing the retirement of Raymond L. Owens as CIO of Piedmont Office Realty Trust, Inc. and appointment of C. Brent Smith as successor CIO.